December 14, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

 The undersigned hereby authorizes each of Marianne Drost,

Phillip M. Huston, Jr., and Jane Schapker to execute and file, on behalf of the undersigned, any and all reports regarding transactions in the equity securities of Northern New England Spinco Inc. ("SPINCO")

pursuant to Section 16 of the Securities Exchange Act of 1934, as

amended.  This authority will remain in full force and effect until further written notice.

                        /s/ Stephen E. Smith

    ______________________________

    Stephen E. Smith